SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2013

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01.

Other Events

Wausau Paper Corp. (the “Company”) announced that, on October 17, 2013, its Board of Directors declared a quarterly dividend of $0.03 per share on the Company’s common stock and announced that the Company will be targeting a return of approximately 50% of free cash flow to shareholders through dividends or share repurchases.  A news release issued by the Company is attached as Exhibit 99.1.

Forward Looking Statements

The matters discussed in this news release concerning the Company’s future performance or anticipated financial results constitute forward-looking information and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.  While the Company believes that these forward-looking statements are based on reasonable assumptions, the statements are not guarantees of future performance, and all such statements involve risk and uncertainties that could cause actual results to differ materially from those contemplated and expressed in this report.  The assumptions, risks, and uncertainties relating to the forward-looking statements in this report include the risks and assumptions described under “Information Concerning Forward-Looking Statements” in Item 7 and in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and from time to time in the Company’s other filings with the Securities and Exchange Commission.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

News release dated October 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  October 18, 2013

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President

Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated October 17, 2013

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibits required by Item 601 of Regulation S-K:

Exhibit 99.1

News release dated October 17, 2013